Exhibit 99.7

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

We were incorporated as Patricia Acquisition Corp. (“Patricia”) in the State of Delaware on November 9, 2020. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On July 31, 2023, our board of directors and all of our pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on July 31, 2023, and through which we changed our name to “Serve Robotics Inc.” On July 31, 2023, our board of directors also adopted restated bylaws.

On July 31, 2023, our wholly-owned subsidiary, Serve Acquisition Corp., a corporation formed in the State of Delaware on July 10, 2023 (“Acquisition Sub”), merged with and into Serve Robotics Inc., a privately held Delaware corporation (“Serve”). Pursuant to this transaction (the “Merger”), Serve was the surviving corporation and became our wholly owned subsidiary, and all of the outstanding stock of Serve was converted into shares of our common stock. All of Serve’s outstanding warrants, options and stock appreciation rights were assumed by us. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.”

As a result of the Merger, we acquired the business of Serve and will continue the existing business operations of Serve as a public reporting company under the name Serve Robotics Inc.

The Merger is being accounted for as a reverse-merger and recapitalization. Serve is the acquirer for financial reporting purposes, and Patricia is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Serve and will be recorded at the historical cost basis of Serve, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Serve up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger. The unaudited pro forma combined financial information is based on individual historical financial statements of Serve and Patricia prepared under U.S. GAAP and is adjusted to give effect to the Merger Agreement.

Certain fees associated with the acquisition that were incurred by Serve and Patricia, such as fees for legal and financial services, are not reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incur upon completion of the Merger.

The unaudited pro forma combined balance sheets as of June 30, 2023 for Serve and Patricia give effect to the Merger as if it had been consummated on June 30, 2023 and include adjustments that give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma combined statements of operations for the six months ended June 30, 2023 give effect to the Merger as if it had been consummated on January 1, 2023 and include adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 give effect to the Merger as if it had been consummated on January 1, 2022 and include adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations and comprehensive loss or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Serve’s audited consolidated financial statements as of and for the year ended December 31, 2022, (2) Patricia’s audited financial statements as of and for the year ended December 31, 2022, (3) Serve’s unaudited consolidated financial statements as of and for the six months ended June 30, 2023, and (4) Patricia’s unaudited consolidated financial statements as of and for the six months ended June 30, 2023,

Serve Robotics, Inc. and Patricia Acquisition Corp.

Unaudited Pro Forma Combined Balance Sheets

As of June 30, 2023

	Serve		Pro Forma		Combined
	Robotics	Patricia	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$18,912	$9,236	$2,762,100	(a)	$12,289,372
			9,499,124	(g)
Accounts receivable	-	-	-		-
Inventory	622,966	-	-		622,966
Prepaid expenses and other current assets	65,086	-	-		65,086
Deferred offering costs	352,617	-	-		352,617
Total current assets	1,059,581	9,236	12,261,224		13,330,041
Property and equipment, net	2,445,148	-	-		2,445,148
Deposits	512,659	-	-		512,659
Right of use asset	1,003,574	-	-		1,003,574
Total assets	$5,020,962	$9,236	$12,261,224		$17,291,422

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$866,904	10,600	$-		$877,504
Accrued liabilities	63,840	-	-		63,840
Note payable - stockholder	-	151,500	-		151,500
Note payable, current	1,000,000	-	-		1,000,000
Note payable - related party, net	335,160	-	-		335,160
Convertible note payable, net of debt discount	2,655,949	-	-		2,655,949
Derivative liability	601,000	-	-		601,000
Lease liability, current portion	2,271,144	-	-		2,271,144
Right of use liability, current portion	556,124	-	-		556,124
Total current liabilities	8,350,121	162,100	-		8,512,221
Note payable, net of current portion	722,767	-	-		722,767
Simple agreements for future equity	17,054,609	-	(17,054,609)	(b)	-
Restricted stock award liability	157,271	-	-		157,271
Right of use liability	399,649	-	-		399,649
Lease liability	687,836	-	-		687,836
Total liabilities	27,372,253	162,100	(17,054,609)		10,479,744

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock	98	-	(98)	(c)	-
Common stock	81	500	94	(a)	2,266
			437	(b)
			(500)	(d)
			1,654	(e)
Additional paid-in capital	31,441,776	-	3,001,406	(a)	60,995,422
			17,054,172	(b)
			98	(c)
			500	(d)
			(1,654)	(e)
			9,499,124	(g)
Subscription receivable	(168,223)	-	(153,364)	(f)	(321,587)
Accumulated deficit	(53,625,023)	(153,364)	(239,400)	(a)	(53,864,423)
			153,364	(f)
Total stockholders’ equity (deficit)	(22,351,291)	(152,864)	29,315,833		6,811,678
Total liabilities and stockholders’ equity (deficit)	$5,020,962	$9,236	$12,261,224		$17,291,422

Serve Robotics, Inc. and Patricia Acquisition Corp.

Unaudited Pro Forma Combined Statements of Operations

Six Months Ended June 30, 2023

	Serve Robotics	Patricia	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenues	$102,261	$-	$-		$102,261
Cost of revenues	758,628	-	-		758,628
Gross profit	(656,367)	-	-		(656,367)

Operating expenses:
General and administrative	1,986,806	29,321	-		2,016,127
Operations	1,114,335	-	-		1,114,335
Research and development	4,208,634	-	-		4,208,634
Sales and marketing	362,718	-	-		362,718
Total operating expenses	7,672,493	29,321	-		7,701,814

Loss from operations	(8,328,860)	(29,321)	-		(8,358,181)

Other income (expense):
Interest expense, net	(538,606)	-	-		(538,606)
Change in fair value of simple agreements for future equity	(1,236,912)	-	1,236,912	(h)	-
Total other income (expense), net	(1,775,518)	-	1,236,912		(538,606)

Income tax benefit (provision)	-	-	-		-
Net loss	$(10,104,378)	$(29,321)	$1,236,912		$(8,896,787)

Weighted average common shares outstanding - basic and diluted		5,000,000			22,662,112
Net loss per common share - basic and diluted		$(0.01)			$(0.39)

Serve Robotics, Inc. and Patricia Acquisition Corp.

Unaudited Pro Forma Combined Statements of Operations

Year Ended December 31, 2022

	Serve		Pro Forma		Combined
	Robotics	Patricia	Adjustments	Notes	Pro Forma
Net revenues	$107,819	$-	$-		$107,819
Cost of net revenues	1,148,426	-	-		1,148,426
Gross profit	(1,040,607)	-	-		(1,040,607)

Operating expenses:
General and administrative	3,786,124	51,354	-		3,837,478
Operations	2,035,063	-	-		2,035,063
Research and development	13,565,765	-	-		13,565,765
Sales and marketing	525,494	-	-		525,494
Total operating expenses	19,912,446	51,354	-		19,963,800

Loss from operations	(20,953,053)	(51,354)	-		(21,004,407)

Other income (expense):
Interest expense, net	(636,330)	-	-		(636,330)
Change in fair value of simple agreements for future equity	(265,744)	-	265,744	(h)	-
Total other income (expense), net	(902,074)	-	265,744		(636,330)

Income tax benefit (provision)	-	-	-		-
Net loss	$(21,855,127)	$(51,354)	$265,744		$(21,640,737)

Weighted average common shares outstanding - basic and diluted		5,000,000			22,662,112
Net loss per common share - basic and diluted		$(0.01)			$(0.95)

Serve Robotics, Inc. and Patricia Acquisition Corp.

Notes to Unaudited Pro Forma Financial Statements

Pro Forma Adjustments

a)	To record the proceeds of $3,001,500, less the commissions paid to the Bridge Brokers of $239,400, pursuant to April 2023 Bridge Financing. Upon the closing of the Merger and the Offering, the outstanding principal amount of the Bridge Notes was automatically converted into 937,968 shares of common stock.

b)	To record the conversion of simple agreements for future equity of Serve into shares of our common stock upon the Merger.

c)	To record the conversion of the convertible preferred stock of Serve into shares of our common stock upon the Merger.

d)	To record the cancellation of shares of common stock of Patricia outstanding immediately prior to the Merger.

e)	To record the additional paid-in capital and common stock adjustments to reflect the common share outstanding at par value of $0.0001 per share after the Merger.

f)	To eliminate the historical accumulated deficit of Patricia upon connumeration of the Merger.

g)	To reflect the net proceeds from the related private placement raise less transactions expenses, including: placement agent commissions, professionals fees for legal advisors and independent accountants and escrow agent. Pursuant to the private placement raise, we issued 2,782,371 shares of common stock for gross proceeds of $11.1 million.

h)	The unaudited pro forma statements of operations reflect an adjustment to reverse the change in fair value of simple agreements for future equity as if the SAFEs had converted at the beginning of each period.

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